EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (“Amendment”) is made as of November 26, 2013 (“Effective Date”) among MANITEX INTERNATIONAL, INC., a Michigan corporation, MANITEX, INC., a Texas corporation, MANITEX SABRE, INC., a Michigan corporation, BADGER EQUIPMENT COMPANY, a Minnesota corporation, and MANITEX LOAD KING, INC., a Michigan corporation (each, individually a “US Borrower,” and collectively the “US Borrowers”) and MANITEX LIFTKING, ULC, an Alberta company (the “Canadian Borrower” and, together with the US Borrowers, the “Borrowers” and each individually, a “Borrower”) and COMERICA BANK, a Texas banking association (in its individual capacity, “Comerica”), as US Agent, US Swing Line Lender, a US Issuing Lender and a US Lender, COMERICA BANK, a Texas banking association and authorized foreign bank under the Bank Act (Canada), through its Toronto branch (in its individual capacity, “Comerica Canada”) as Canadian Agent, Canadian Swing Line Lender, Canadian Issuing Lender and a Canadian Lender, and all other Lenders from time to time party hereto (collectively, the “Lenders”).

PRELIMINARY STATEMENT

The Borrowers, US Agent, Canadian Agent and the Lenders entered into a Credit Agreement dated August 19, 2013, as amended by that First Amendment to Credit Agreement dated as of October 15, 2013 (as amended the “Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by the US Agent, Canadian Agent and Lenders to Borrowers (“Obligations”).

Borrowers, US Agent, Canadian Agent and the Lenders have agreed to amend the terms of the Credit Agreement as provided in this Amendment.

AGREEMENT

1. Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Credit Agreement.

2. Amendment.

a. The following definition of “Specialized Equipment Export Facility” is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Specialized Equipment Export Facility means that revolving loan facility provided by Comerica Bank to Canadian Borrower to finance the costs of material and labor of certain contracts for the manufacture of specialized transporters or other equipment for export from Canada pursuant to the terms of the second amended and restated letter agreement, by and between Comerica Bank and Canadian Borrower, dated as of November 12, 2013.

b. The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Fixed Charge Coverage Ratio shall mean as of any date of determination thereof, the ratio of (i) Consolidated EBITDA for Applicable Measuring Period ending on such date, Consolidated EBITDA, plus any cash distributions received from non-North American Subsidiaries, minus EBITDA from any non-North America Subsidiaries, minus unfinanced Capital Expenditures during such period, minus Distributions, to (ii) Consolidated Fixed Charges for Applicable Measuring Period ending on such date, all as determined on a consolidated basis for Parent and its Subsidiaries in accordance with GAAP.”

c. The definition of “Consolidated Fixed Charges” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Fixed Charges shall mean, for any period, the sum, without duplication, of (i) all Consolidated Interest Expense paid or payable in cash in respect of such period on Consolidated Funded Debt, plus (ii) all scheduled principal payments paid or payable on Consolidated Funded Debt, for the period of determination, plus (iii) paid or payable Capitalized Lease payments for the period of determination, plus (iv) income taxes paid in cash; provided, however, all of the aforementioned fixed charges shall exclude fixed charges of all non-North America Subsidiaries.”

d. The definition of “Canadian Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Canadian Borrowing Base shall mean, as of any date of determination thereof, without duplication, an amount equal to the sum of:

(a) eighty-five percent (85%) of Canadian Borrowing Base Obligors’ Eligible Accounts; plus

(b) eighty-five percent (85%) of Canadian Borrowing Base Obligors’ Eligible Canadian Accounts; plus

(c) the sum of (x) 50% of Canadian Borrowing Base Obligors’ Eligible Inventory (excluding work-in-process Eligible Inventory); plus (y) the lesser of (i) 30% of Canadian Borrowing Base Obligors’ work-in-process Eligible Inventory which is properly classified under GAAP as work-in-process inventory, or (ii) CDN$850,000; provided, however, the sum of amounts determined under (x) plus the amount determined under (y) shall not exceed CDN$5,500,000; minus

(d) Priority Payables;

provided that (x) the Canadian Borrowing Base shall be determined on the basis of the most current Canadian Borrowing Base Certificate required or permitted to be submitted hereunder, and (y) any reserves or other adjustments established by the Canadian Agent or the Majority Canadian Revolving Credit Lenders on the basis of any subsequent collateral audits conducted hereunder, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by the Canadian Agent and the Majority Canadian Revolving Credit Lenders. For greater certainty, Eligible Accounts and Eligible Inventory shall not include Inventory financed pursuant to the Specialized Equipment Export Facility and Accounts derived therefrom and provided, further such Inventory financed by the Specialized Equipment Export Facility and Accounts derived therefrom shall be detailed in a schedule to the Canadian Borrowing Base Certificate.”

e. Paragraph (f) of Section 13.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) Notwithstanding anything to the contrary herein the Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency; provided, however, the applicable Majority Lenders shall have ten (10) days from the date of receipt of a copy of the proposed amendment, modification or supplement to object to such amendment, modification or supplement to this Agreement (or other Loan Document), provided further that if an objection is not raised within the foregoing time period, the proposed amendment, modification or supplement shall become effective.”

f. Schedule 8.2(Permitted Liens) to the Credit Agreement is hereby amended to add the liens of record on the trademark Powerfold and the schedule is hereby restated in its entirety and attached hereto as Schedule 8.2.

3. Representations and Warranties. The Borrowers represent, warrant, and agree that:

a. Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Credit Agreement and in each related document, agreement, and instrument remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date.

b. When executed, the Agreement, as amended by this Amendment will continue to constitute a duly authorized, legal, valid, and binding obligation of the Borrowers enforceable in accordance with its terms. The Credit Agreement, as amended, along with each related document, agreement and instrument, is ratified and confirmed and shall remain in full force and effect and the Credit Parties further represent and warrant that they have taken all actions necessary to authorize the execution and performance of such documents.

c. There is no Default or Event of Default existing under the Credit Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

d. As applicable to each such Credit Party, the articles of incorporation, articles of formation, articles of amalgamation, bylaws, operating agreements and resolutions and incumbency certificates of the Borrowers and the Guarantors delivered to US Agent and Canadian Agent in connection with the Credit Agreement on or about August 19, 2013, have not been repealed, amended or modified since the date of delivery thereof and that same remain in full force and effect.

4. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

5. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflicts of law.

6. No Defenses. The Credit Parties acknowledge, confirm, and warrant to US Agent, Canadian Agent and the Lenders that as of the date hereof the Credit Parties have absolutely no defenses, claims, rights of set-off, or counterclaims against US Agent, Canadian Agent and the Lenders under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Obligations, or against any of the indebtedness evidenced or secured thereby.

7. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

8. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by the Credit Parties and the Lenders. In executing this Amendment, the Credit Parties are not relying on any promise or commitment of US Agent, Canadian Agent and/or the Lenders that is not in writing signed by the applicable Agent and/or the Lenders.

9. Acknowledgment and Consent of Guarantors. Each of the US Credit Parties has guaranteed the payment and performance of the Obligations by Borrowers pursuant to Guaranty dated August 19, 2013 (the “Guaranty”). Each of the Guarantors, by singing below, acknowledges and consents to the execution, delivery and performance of this Amendment, and agrees that the Guaranty remains in full force and effect. Each of the Guarantors further represents that it is in compliance with all of the terms and conditions of its Guaranty.

10. Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of US Agent, Canadian Agent and the Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

11. Post-Closing Agreement Extension. The Borrowers and Agent hereby agree to exercise the thirty (30) day extension to the Post-Closing Agreement thereby extending the date for delivery of items 2, 5, 6 and 8 of the Post-Closing Agreement from November 15, 2013 to December 15, 2013.

12. Effectiveness and Counterparts. This Amendment may be executed in as many counterparts as US Agent, Canadian Agent, the Lenders and the Borrowers deem convenient, and shall become effective upon delivery to US Agent and Canadian Agent of: (i) all executed counterparts hereof from the Lenders and from Borrowers and each of the Guarantors; (ii) the documents listed on the Closing Checklist attached hereto as Exhibit A; and (iii) any other documents or items which US Agent or Canadian Agent may require to carry out the terms hereof.

[Signature Page Follows]

This Second Amendment to Credit Agreement is executed and delivered on the Effective Date.

COMERICA BANK, as US Agent

By:	/s/ James Q. Goudie
Its:	VP & AGM

COMERICA BANK, as US Lender, as US Issuing Lender, and as US Swing Line Lender

By:	/s/ James Q. Goudie
Its:	VP & AGM

COMERICA BANK, as Canadian Agent

By:	/s/ Omer Ahmed
Its:	Portfolio Manager

COMERICA BANK, as Canadian Lender, as Canadian Issuing Lender, and as Canadian Swing Line Lender

By:	/s/ Omer Ahmed
Its:	Portfolio Manager

[Signature Page – US Lender]

FIFTH THIRD BANK, as US Lender

By:	/s/ Matthew Berman
Print Name: Matthew Berman
Its:	Officer
Title

[Signature Page – US Lender]

HSBC BANK USA, N.A

By:	/s/ Daniel K. Sabol
Print Name: Daniel K. Sabol
Its:	Vice President
Title

[Signature Page US Borrowers]

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
David H. Gransee
Its:	Vice President

MANITEX, INC.

By:	/s/ David H. Gransee
David H. Gransee
Its:	Vice President

MANITEX SABRE, INC.

By:	/s/ David H. Gransee
David H. Gransee
Its:	Vice President

BADGER EQUIPMENT COMPANY

By:	/s/ David H. Gransee
David H. Gransee
Its:	Vice President

MANITEX LOAD KING, INC.

By:	/s/ David H. Gransee
David H. Gransee
Its:	Secretary

[Signature Page Canadian Borrower]

MANITEX LIFTKING, ULC

By:	/s/ David H. Gransee
David H. Gransee
Its:	Vice President and CFO

[Signature Page US Guarantors]

GUARANTORS:

MANITEX INTERNATIONAL, INC.		MANITEX, INC.

By:	/s/ David H. Gransee	By:	/s/ David H. Gransee
	David H. Gransee		David H. Gransee
Its:	Vice President	Its:	Vice President

MANITEX SABRE, INC.		BADGER EQUIPMENT COMPANY

By:	/s/ David H. Gransee	By:	/s/ David H. Gransee
	David H. Gransee		David H. Gransee
Its:	Vice President	Its:	Vice President

MANITEX LOAD KING, INC.		LIFTKING, INC.

By:	/s/ David H. Gransee	By:	/s/ David H. Gransee
	David H. Gransee		David H. Gransee
Its:	Vice President	Its:	Secretary

MANITEX, LLC

By:	/s/ David H. Gransee
David H. Gransee
Its:	Vice President